Exhibit 10.4
Amendment to Arbor Malone Loan Agreement

AMENDMENT NO. 1 TO LOAN AGREEMENT

THIS AMENDMENT NO. 1 TO LOAN AGREEMENT (this "Amendment"), is executed as of September 7, 2006, by and between Itec Environmental Group, Inc., a Delaware corporation (the "Company"), and Arbor Malone, LLC, a Delaware limited liability company (the "Lender").

WHEREAS, the Company and the Lender entered into a Loan Agreement on August 14, 2006 (the “Loan Agreement”) pursuant to which the parties effected the First Closing thereunder at which time Lender advanced an initial Loan in the amount of $1,000,000; and

WHEREAS, the Lender is willing to increase its loan commitment under the Loan Agreement to an aggregate of $2,300,000; and

WHEREAS, the Lender is willing to provide such additional financing on terms and conditions as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Lender, intending to be legally bound, hereby amend the Loan Agreement as follows:

1. Amendment to Section 2.1. The parties agree that the first sentence of Section 2.1 of the Loan Agreement is amended to read as follows:

“According to the terms and subject to the conditions of this Agreement, the Lender shall loan to the Company the aggregate amount of Two Million Three Hundred Thousand Dollars ($2,300,000.00) (the "Loan").”

2. Conditions Precedent to the Loan. Section 2.4 (b) of the Loan Agreement shall be amended to read as follows:

(b) The Company shall have duly authorized, executed, and delivered to the Lender a security agreement in the form attached hereto as Exhibit B (the “Security Agreement”) to secure the repayment of the Loan and granting the Lender a continuing security interest in all presently existing and hereafter acquired assets and property of the Company of whatever nature and wherever located which such Security Interest shall be senior to all other security interests or Encumbrances against the assets and property of the Company other than Senior Debt (as hereafter defined). Lender shall be entitled to a security interest pari passu on a pro-rata basis with the investors participating in private placement pursuant to the 2006 Private Placement Memorandum (the “PPM”) of the Company and, except as set forth above, Lender’s security interest shall be senior to any other indebtedness of the Company, whether now existing or created or incurred in the future. “Senior Debt” shall mean all indebtedness for all principal, fees, expenses, interest, penalties, post-bankruptcy petition interest, and all other amounts payable for money borrowed from banking or other financial institutions or governmental lending facilities that is not convertible into equity securities of the Company, including, but not limited to the $2,000,000 loan from the California Integrated Waste Management Board (the “CIWMB Loan”) and the remaining amount due and owing under the forbearance agreement by and between the Company and the Elevation Fund, LLC (the “Forbearance Agreement”).

3. Other Indebtedness. Section 3.8 of the Loan Agreement shall be amended to read as follows:

“3.8. Other Indebtedness. On and as of the date hereof and on and as of each Closing Date, the Company does not and will not have any outstanding Senior Debt other than the CIWMB Loan and the amount due and owning pursuant to the Forbearance Agreement. For so long as the Note (or any note issued upon transfer of the Note, in whole or in part) remains outstanding, the Company shall not incur, create or enter into any agreement to incur or create indebtedness ranking on a parity or parri passu with the Notes (“Parity Indebtedness”), other than the investors participating in the financing under the Company’s 2006 Private Placement Memorandum and certain other lenders, identified in Schedule A to the Security Agreement, as defined below, without the prior written consent of the Lender, which consent shall not be unreasonably withheld.”

4. Events of Default. Section 5.1(e) shall be amended to read as follows:

“(e) The Effective Date under the Rougelot Employment Agreement shall not have occurred on or prior to September 15, 2006 or Mr. Rougelot shall no longer serve as the Chief Executive Officer of the Company for any reason other than his death or disability, Voluntary departure or removal for Cause (as such terms are defined in the Rougelot Employment Agreement); and”

5. Issuance of Warrants. The first sentence of Section 6.1 shall be amended to read as follows:

“The Company shall issue to the Lender one or more warrants to purchase a combined total of twenty-three million (23,000,000) shares of common stock of the Company in the form attached hereto as Exhibit C (referred to herein collectively as the “Warrant”).”

6. Effect of Amendment. Except as specifically amended hereby, the Loan Agreement shall remain in full force and effect as originally written. This Amendment shall be deemed to be incorporate in and a part of the Loan Agreement.

7. Titles and Subtitles; Defined Terms. The titles and subtitles of the Sections of this Amendment are used for convenience only and shall not be considered in construing or interpreting this agreement. Capitalized terms used but not otherwise defined in this Amendment shall have the specific meanings set forth in the Loan Agreement.

IN WITNESS WHEREOF, each of the parties has caused this Amendment No. 1 to Loan Agreement to be signed in its name on the date first set forth above.

ITEC ENVIRONMENTAL GROUP, INC.

By:
Gary M. De Laurentiis Chief Executive Officer

ARBOR MALONE, LLC

By:
Name: Ronald M. Domingue Title: Manager

Schedule A

Secured Party	Aggregate Principal Amount of Note(s)
Itec Capital Group, LLC	$3,022,500.00
Arbor Malone, LLC	$2,300,000.00
Leroy and Lois Goldman	$500,000.00
Ji Y. Baek	$202,000.00
Total	$6,024,500.00

Exhibit B

SECURITY AGREEMENT

This SECURITY AGREEMENT ("Security Agreement") is dated as of September __, 2006 (the "Effective Date"), by and among Itec Environmental Group, Inc., a Delaware corporation (the "Company"), and the parties listed in Schedule A and B, attached hereto (the “Secured Parties”).

WHEREAS, on the Effective Date, the Company received funds pursuant to certain loans (collectively, the “Loans” and each individually, a “Loan”) by the Secured Parties; and

WHEREAS, in order to induce Secured Parties to provide the Loans to the Company, the Company agreed to grant to the Secured Parties a security interest in all of the Company’s assets to secure the amounts currently owing, and any additional amounts which may be owing, by the Company pursuant to the agreements between each of the Secured Parties and the Company that evidence the Loans (the “Loan Documents”).

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Company and parties listed in Schedule A and B attached hereto, agree as follows:

1.Defined Terms. The following terms shall have the following meanings, unless the context otherwise requires:

“Arbor Malone Notes” shall mean the Secured Convertible Promissory Notes dated August 14, 2006 and September __, 2006 issued by the Company to Arbor Malone, LLC (“Arbor Malone”) in the aggregate principal amount of $2,300,000.00.

“Baek Note” means the Secured Convertible Promissory Note dated August 29, 2006 issued by the Company to Ji Y. Baek (“Baek”) in the aggregate principal amount of $202,000.00.

"Code" shall mean the Uniform Commercial Code as in effect in the State of California on the Loan Closing Date.

"Collateral" shall have the meaning given such term in Section 2.

"Event of Default" shall have the meaning given such term in each Note.

“Goldman Note” shall mean the Secured Convertible Promissory Note dated July 27, 2006 issued by the Company to Leroy and Lois Goldman (“Goldman”) in the aggregate principal amount of $500,000.00.

“Itec Capital Group Notes” shall mean the Secured Convertible Promissory Note issued by the Company to each of investors participating in the offering described in the Company’s 2006 Private Placement Memorandum as set forth on Schedule B hereto, in the aggregate principal amount of $3,022,500.00.

“Note” and “Notes” shall mean the Arbor Malone Notes, the Baek Note, the Goldman Note and the Itec Capital Group Notes, individually and collectively, as the case may be.

"Obligations" shall mean the obligations of the Company under the Notes and the Loan Documents, including all costs of collection.

“Senior Debt” shall mean all indebtedness for all principal, fees, expenses, interest, penalties, post-bankruptcy petition interest, and all other amounts payable for money borrowed from banking or other financial institutions or governmental lending facilities that is not convertible into equity securities of the Company, including, but not limited to the $2,000,000 loan from the California Integrated Waste Management Board (the “CIWMB Loan”).

2. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due of all the Obligations, the Company hereby grants to the Secured Parties a security interest in all of the Company's right, title and interest in, to and under the following, whether now existing or hereafter acquired (all of which collateral being hereinafter collectively called the “Collateral”); provided, however, that the security interest granted hereby shall be subordinate to the security interest to be granted or granted (as the case may be) by the Company in connection any Senior Debt. Secured Parties shall be entitled to a security interest in the following:

ACCOUNTS

All present and future accounts owned by the Company, including and together with any and all contract rights, accounts receivable, security deposits (where not otherwise prohibited by law or agreement), and other rights of any kind to receive payments for services rendered and goods supplied by the Company, together with agreements, customer lists, client lists, and accounts, invoices, agings, verification reports and other records relating in any way to such accounts.

CONTRACTS

All contracts, contract rights, royalties, license rights, leases, instruments, undertakings, documents or other agreements in or under which the Company may now or hereafter have any right, title or interest whether now existing or hereinafter created and all forms of obligations owing to the Company arising out of the sale or lease of goods, the licensing of technology or the rendering of services by the Company, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by the Company.

EQUIPMENT, FURNISHINGS AND MISCELLANEOUS PERSONAL PROPERTY

All presently owned and hereafter acquired furniture, furnishings, equipment, machinery, vehicles (including motor vehicles and trailers) computer hardware and software, accounting or bookkeeping systems, client or customer lists and information, data sheets and other records of any kind, wherever located, stored or inventoried, which are used or which may be used in the Company’s business;

FIXTURES

All materials used by the Company in connection with its business operations, including, but not limited to, supplies, trade equipment, appliances, apparatus and any other items, now owned or hereafter acquired by the Company, and now or hereafter attached to, or installed in (temporarily or permanently) any real property now or in the future owned or leased by the Company;

GENERAL INTANGIBLES

All general intangibles and other personal property of the Company, now owned or hereinafter acquired, including, without limitation, the following: (a) permits, authorizations and approvals presently and hereafter issued by any federal, state, municipal or local governmental or regulatory authority in favor of the Company; (b) all plans, specifications, renderings and other similar materials presently owned or hereafter acquired by the Company; (c) all presently existing and hereafter created contracts, leases, licenses and agreements to which the Company is a party; (d) all presently and hereafter existing policies and agreements of insurance in favor of the Company; (e) all presently and hereafter existing equity contribution agreements and other equity financing arrangements in favor of the Company; (f) all copyrights, chattel paper, electronic chattel paper, licenses, money, insurance proceeds, contract rights, subscription lists, mailing lists, licensing agreements, patents, trademarks, service marks, trade styles, patents, patent applications, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kinds, trade names, refundable, returnable or reimbursable fees, deposits or other funds or evidences of credit or indebtedness deposited by or on behalf of the Company with any governmental agencies, boards, corporations, providers of utility services, public or private; (g) all presently existing and hereafter acquired computer programs, computer software and other electronic systems and materials of any kind of the Company; (h) goodwill; and (i) all other presently existing and hereafter acquired documents, accounts, general intangibles and intangible personal property of any kind.

DOCUMENTS

All documents, cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, financial assets, letters of credit, certificates of deposit, instruments, chattel paper, and electronic chattel paper now owned or hereafter acquired and the Company’s books relating to the foregoing.

COPYRIGHTS

All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing.

PROCEEDS

All of the Company’s books and records relating to the foregoing and any and all present and future accounts, general intangibles, chattel paper, electronic chattel paper, products, accessions, replacements, betterments and substitutions for any of the foregoing described property, and all proceeds arising from or by virtue of, or from the sale or disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against any other persons, corporations or other entities with respect to, all or any part of the foregoing described property and interests.

3. Pro Rata Distributions among Secured Parties. It is expressly agreed by the Secured Parties that all payments received by the Company under or in connection with the any sale or liquidation of the Collateral, subject to any Senior Debt, shall be divided among the Secured Parties pari passu on a pro-rata basis equal to the quotient of: (x) the unpaid principal amount of the Note held by each of the respective Secured Parties (without regard to interest); divided by (y) the aggregate unpaid principal amount of all Notes (without regard to interest).

4. Rights of Secured Parties; Limitations on Secured Parties’ Obligations. It is expressly agreed by the Company that, anything herein to the contrary notwithstanding, the Company shall remain liable under each of its contracts and documents to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with and pursuant to the terms and provisions of its contracts and documents. Secured Parties shall have no obligation or liability under any of the Company’s contracts and documents by reason of or arising out of this Security Agreement or the granting to Secured Parties of a security interest therein or the receipt by Secured Parties of any payment relating to any of the Company’s contracts and documents pursuant hereto, nor shall Secured Parties be required or obligated in any manner to perform or fulfill any of the obligations of the Company under or pursuant to any of its contracts and documents, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any of its contracts and documents, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

5. Representations and Warranties. The Company hereby represents and warrants that the chief executive office and chief place of business of the Company is 5300 Claus Road, Riverbank, CA 95367, and the Company will not change such chief executive office and chief place of business or remove such records unless the Company shall have given the Secured Parties at least 10 days' prior written notice thereof.

6. Covenants. The Company covenants and agrees with the Secured Parties that from and after the date of this Security Agreement and until the Obligations are fully satisfied:

(a) Further Documentation. At any time and from time to time, upon the written request of the Secured Parties, and at the sole expense of the Company, the Company will promptly and duly execute and deliver any and all such further documents and take such further action as any Secured Party may reasonably request in carrying out the terms and conditions of this Security Agreement and the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the security interests granted hereby.

(b) Continuous Perfection. The Company will not change its name, identity or corporate structure in any manner unless the Company shall have given the Secured Parties at least 10 days' prior written notice thereof and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or reasonably requested by any Secured Party to amend any financing statement or continuation statement filed with respect to the Collateral so that it is not misleading.

(c) Insurance. The Company will insure the Collateral against such risks and hazards as other companies similarly situated insure against, in amounts and under policies which it currently holds and under such additional or substituted amounts or policies as it may from time to time determine, which shall be reasonably acceptable to the Secured Parties (providing that no cancellation of such insurance shall be effective without 30 days written notice to the Secured Parties and containing loss payable clauses to the Secured Parties as their interest may appear) and all premiums thereon shall be paid by the Company.

7. Remedies, Rights Upon Default.

(a) In addition to any other rights given to the Secured Parties hereunder, if an Event of Default shall occur and be continuing and any Secured Party shall have declared the amounts owing under the Note(s) to be due and payable (or such amounts shall have automatically, become due and payable), all payments received by the Company under or in connection with any of the Collateral shall be subject to the subordination provisions contained in the preceding Section 2, held by the Company in trust for the Secured Parties, shall be segregated from other funds of the Company and shall, if requested by any Secured Party forthwith upon receipt by the Company be turned over to the Secured Parties, in the same form as received by the Company (duly endorsed by the Company to the Secured Parties, if required).

(b) If any Event of Default shall occur and be continuing and subject to the subordination provisions of the preceding Section 2, any Secured Party may exercise in addition to all other rights and remedies granted to it in this Security Agreement or in any other instrument or agreement securing, evidencing or relating to the Obligations or at law or in equity, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Company expressly agrees that in any such event, the Secured Parties, without demand of performance or other demand, (except the notice specified below of time and place of public or private sale) to or upon the Company or any other person may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange broker's board or at any of the Secured Parties’ offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Each Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption the Company hereby releases. The Company further agrees, at any Secured Party’s request, to assemble the Collateral, make it available to one or more of the Secured Parties at places which a Secured Party shall reasonably select, whether at the Company's premises or elsewhere. The Secured Parties shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safe keeping or otherwise of any or all of the Collateral or in any way relating to the rights of the Secured Parties hereunder, including reasonable attorneys' fees and legal expenses, to the payment in whole or in part of the Obligations, the Company remaining liable for any deficiency remaining unpaid after the application, and only after so paying over such net proceeds and after the payment by the Secured Parties of any other amount required by any provision of law. To the extent permitted by applicable law, the Company waives all claims, damages, and demands against the Secured Parties arising out of the repossession, retention or sale of the Collateral. The Company agrees that a Secured Party need not give more than 10 days notice of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. The Company shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which a Secured Party is entitled.

(c) The Company hereby waives presentment, demand, protest or any notice (to the extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

8. Application of Proceeds. Subject to the subordination provisions contained in the preceding Section 2, the Proceeds of all sales and collections in respect of any Collateral shall be applied as follows:

(a) First, to the payment of the costs and expenses of such sales and collections, the expenses of Secured Parties and the reasonable fees and expenses of counsel to the Secured Parties;

(b) Second, any surplus then remaining to the payment of the Obligations in such order and manner consistent with the provisions of Section 3 above as the Secured Parties may in their sole discretion determine; and

(c) Third, any surplus then remaining shall be paid to the Company.

9. Limitation on Secured Parties’ Duty in Respect of Collateral. Beyond the use of reasonable care in the custody thereof, no Secured Party shall have any duty as to any Collateral in their possession or control or in the possession or control of any agent or nominee of it or any income thereon or as to the preservation of rights against prior Secured Parties or any other rights pertaining thereto.

10. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be delivered personally or by facsimile (receipt confirmed electronically) or shall be sent by a reputable express delivery service or by certified mail, postage prepaid with return receipt requested, addressed as follows:

if to the Company, to:

Itec Environmental Group, Inc.
5300 Claus Road, Box 760
Riverbank, CA 95367
Attn: Gary M. De Laurentiis
Fax: (209) 881-3529

if to Arbor Malone, to:

Arbor Malone, LLC
Attn: Mr. Ronald S. Domingue
600 Seminole Drive
Winter Park, FL 32789

if to the Baek, to:

Ji Y. Baek
13700 Marina Pointe Drive, Suite 1001
Marina Del Rey, CA 90292

if to the Goldman, to:

Leroy and Lois Goldman
23808 Ladrillo Street
Woodland Hills, CA 91376

if to Itec Capital Group, to:

See Schedule B.

A party hereto may change the above specified recipient or mailing address by notice to the other party given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by facsimile, provided that any such facsimile is received during regular business hours at the recipient's location) or on the day shown on the return receipt (if delivered by mail or delivery service).

11. Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12. No Waiver; Cumulative Remedies. No Secured Parties shall by any act, delay, omission or otherwise be deemed to have waived any of their rights or remedies hereunder and no waiver shall be valid unless in writing, signed by the Secured Party, and then only to the extent therein set forth. A waiver by a Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Secured Parties would otherwise have had on any future occasion and shall not apply to any other Secured Party. No failure to exercise nor any delay in exercising on the part of a Secured Party, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise or any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.

13. Successors and Assigns. This Security Agreement and all obligations of the Company hereunder shall be binding upon the successors and permitted assigns of the Company, and shall, together with the rights and remedies of the Secured Parties hereunder, inure to the benefit of each of the Secured Parties and their successors and permitted assigns; provided that the Company may not assign any of its rights or obligations hereunder without the prior written consent of each of the Secured Parties.

14. Waiver and Amendment. None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the Company and the Secured Party against whom such waiver, alteration, modification or amendment is sought to be enforced.

15. Governing Law. This Security Agreement shall be governed by and construed in accordance with the domestic laws of the State of California without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

16. Counterparts. This Security Agreement may be executed in separate counterparts each of which will be an original and all of which taken together will constitute one and the same agreement.

17. Facsimile. This Security Agreement may be executed using facsimiles of signatures, and a facsimile of a signature shall be deemed to be the same, and equally enforceable, as an original of such signature.

18. Termination. At such time as the Obligations have been fully paid in cash, the security interest created hereby shall automatically terminate, the Secured Parties shall take all such actions as may be requested by the Company to evidence such termination and to release the liens created hereby, at the Company's expense.

IN WITNESS WHEREOF, each of the Secured Parties hereto has caused this Security Agreement to be executed and delivered by its duly authorized officer as of Effective Date.

ITEC ENVIRONMENTAL GROUP, INC.

By:
Gary M. De Laurentiis Chief Executive Officer

SECURED PARTY:

By:

Its:

SCHEDULE A

Secured Party	Aggregate Principal Amount of Note(s)
Itec Capital Group, LLC	$3,022,500.00
Arbor Malone, LLC	$2,300,000.00
Leroy and Lois Goldman	$500,000.00
Ji Y. Baek	$202,000.00
Total	$6,024,500.00

SCHEDULE B

Itec Capital Group, LLC Investors

Name	Address	City	State	Zip Code
Allen and Judy Adler Trust	PO Box 3644	Rcho Santa Fe	CA	92067
Jeffrey D. Alpert	P.O. Box 528	Ross	CA	94957
Ji Y. Baek	13700 Marina Pointe Dr. #1001	Marina del Rey	CA	90292
Craig R. Barone	1645 W. School Unit 403	Chicago	IL	60657
Brandon Barrera	1149 Cole Ave	Los Angeles	CA	90038
Robert Belli	5655 Anza Street	San Francisco	CA	94121
Benetti Trust	80 Mount Vernon Ln.	Atherton	CA	94027
Gil Bensimon or Danielle Krause Simon	32 Union Park Street Apt. No. 2	Boston	MA	02118
Maurice & Paula Benard	15300 Ventura Blvd., Ste #315	Sherman Oaks	CA	91403
Amy Blanchard & Jerry Ivers	147 Normandy Ct	San Carlos	CA	94070
Jordan Lee & Judy Bloom	315 Barbara Way	Hillsborough	CA	94010
Phil Brodie	[Currently unknown]		CA
Thomas A. Brown	854 East Terrace Avenue	Fresno	CA	93704
Douglas R. Curtis & Mary P. Curtis	110 Highland Avenue	Los Gatos	CA	95030
Mark S. Devereaux	324 Bretano Way	Greenbrae	CA	94904
Paul Dittmeier	762 W. Mountain Rd.	Sparta	NJ	07871
Ronald Domingue	600 Seminole Drive	Winter Park	FL	32789
Michael J. Edwards	3439 North Greenview Avenue	Chicago	IL	60657
Douglas & Jennifer Flentge	378 Faas Ranch Road	New Castle	CO	81647
Joel Frazin Trust	2008 C West Willow	Chicago	IL	60647
Michael Frazin	395 Landis Lane	Deerfield	IL	60015
Clayton S. Friedman & Terri E. Friedman	38 Vernon	Newport Coast	CA	92657
Leroy H. Goldman & Lois H. Goldman	23808 Ladrillo Street	Woodland Hills	CA	91367
Todd S. Greenhalgh	112 Clifford Terrace	San Francisco	CA	94117
Hart Trust	25421 Via Alcira	Valencia	CA	91355
Hughes Family Trust	1543 Cole Street	San Francisco	CA	94117
Hurwich Family Trust	260 Sea View Avenue	Piedmont	CA	94610
Itec Alaska Partnership	10250 Jamestown Drive #21	Anchorage	AK	99507
Richard O. Johnson	PO Box 1448	Zanesville	OH	43702
Susan G. Kief	1012A Mission Street	S. Pasadena	CA	91030
Charles J. Lidman	4311 Vista De La Tierra	Del Mar	CA	92014
Andrew and Campbell Loft	37 Elm Avenue	San Anselmo	CA	94960
Losson Family Revocable Trust	90 Valley Hill Dr.	Moraga	CA	94556
Kelly Luthringshausen	323 The Lane	Hinsdale	IL	60521
Fred & Ruth Lynch	25 Cromwell Dr.	Chester	NJ	07930
Mark Miller	1698 Massachusetts Avenue	Cambridge	MA	02138
Nave Family Trust	P.O. Box 572529	Tarzana	CA	91357-2529
Johnathan Nicholas	1154 Washington Street #3	Boston	MA	02118
Andrew Paul IRA	216 Emerald Ave	San Carlos	CA	94070
Carol A. Pochini	501 Portola Road, Box 8174	Portola Valley	CA	94028
Jim Rose	109 El Pinar	Los Gatos	CA	95032
Rodney S. Rougelot	542 46th Avenue	San Francisco	CA	94121
Arthur L. Ruoff	216 Texas Lane	Ithaca	NY	14850
Saratoga Capital Partners	601 Union Street, Suite 4500	Seattle	WA	98101
Lee S. Schwartz	458 N. Green Bay Rd.	Waukegan	IL	60085
Ronald E. Schweitzer	261 Roycroft Avenue	Long Beach	CA	90803
Barry Seidman	16631 Avenido Molino Viejo	Rancho Santa Fe	CA	92067
Charles M. Spitz, DDS, MS	50 South San Mateo Drive, Suite 160	San Mateo	CA	94401
Shamash Family Trust	1770 Forest View Avenue	Hillsborough	CA	94010
Danielle Simon	32 Union Park	Boston	MA	02118
Sirott Family Trust	20 Midvale Court	Walnut Creek	CA	94597
Dane Solomon	100 North Harper Avenue	Los Angeles	CA	90048
Norma L. Taylor	13200 Marina Pointe Drive #531	Marina del Rey	CA	90292
Elissa R. Wellikson	765 Campbell Ave	Los Altos	CA	94024
Whittaker Family Trust	8070 La Jolla Shores Dr. #508	La Jolla	CA	92037
Wong Family Trust	1119 Alomar Way	Belmont	CA	94002
Arnold Zousmer	P.O. Box 9906	Rancito Santa Fe	CA	92067

Exhibit C

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE “ACT”) OR APPLICABLE STATE SECURITIES LAWS, AND THE TRANSFER THEREOF IS PROHIBITED EXCEPT PURSUANT TO REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

Warrant To Purchase 3,000,000 Shares of Common Stock

ITEC ENVIRONMENTAL GROUP, INC

Date of Issuance: August ___, 2006

No. 96

THIS CERTIFIES that, for value received, Arbor Malone, LLC, or its assigns (in either case, the “Holder”) is entitled to purchase, subject to the provisions of this Warrant, from Itec Environmental Group, Inc., a Delaware corporation (the “Company”), at the price per share set forth in Section 8 hereof, that number of shares of the Company’s common stock (the “Common Stock”) set forth in Section 7 hereof. This Warrant is referred to herein as the “Warrant” and the shares of Common Stock issuable pursuant to the terms hereof are sometimes referred to herein as “Warrant Shares.”

1. Holder Exercise of Warrant. This Warrant shall only be exercisable in whole. All shares of Common Stock issued upon the exercise of this Warrant at the time of issuance will be validly issued, fully paid, and nonassessable. To exercise this Warrant in whole, the Holder shall deliver to the Company at its principal office, (a) a written notice, in substantially the form of the exercise notice attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased and be accompanied by a check for the full amount of the aggregate Exercise Price (as defined in Section 8(a) below) for the Warrant Shares so purchased and (b) this Warrant. The Company shall as promptly as practicable, and in any event within twenty (20) days after delivery to the Company of (i) the Exercise Notice together with payment of the Exercise Price, (ii) and this Warrant, execute and deliver or cause to be executed and delivered, in accordance with such notice, a certificate or certificates representing the aggregate number of Warrant Shares specified in such notice. Each certificate representing Warrant Shares shall bear the legend or legends required by applicable securities laws. The Company shall pay all expenses and other charges payable in connection with the preparation, issuance and delivery of such stock certificates except that, in case such stock certificates shall be registered in a name or names other than the name of the Holder, funds sufficient to pay all stock transfer taxes, if any, that are payable upon the issuance of such stock certificate or certificates shall be paid by the Holder at the time of delivering the Exercise Notice.

The Holder shall also have the right to convert this Warrant or any portion thereof (the "Conversion Right"), without payment by the Holder of the Exercise Price in cash or any other consideration (other than the surrender of rights to receive Warrant Shares hereunder), into shares of Common Stock as provided in this Section 1. Upon receipt by the Company of a duly executed and completed Conversion Notice in the form attached hereto as Exhibit B for the exercise of the Conversion Right with respect to a particular number of Warrant Shares (the "Converted Warrant Shares"), the Company shall deliver to the Holder (without payment by the Holder of the Exercise Price in cash or any other consideration (other than the surrender of rights to receive Warrant Shares hereunder)) that number of shares of Common Stock equal to the quotient obtained by dividing: (x) the difference between (i) the product of (A) the Current Market Price of a share of Common Stock multiplied by (B) the number of Converted Warrant Shares and (ii) the product of (A) the Exercise Price multiplied by (B) the number of the Converted Warrant Shares, in each case as of the Conversion Date, by (y) the Current Market Price of a share of Common Stock on the Conversion Date. The term “Conversion Date” shall be the date a duly executed and completed Conversion Notice is received by the Company. No fractional Warrant Shares shall be issuable upon exercise of the Conversion Right, and if the number of Warrant Shares to be issued determined in accordance with the following formula is other than a whole number, the Company shall, at its election, pay to the Holder an amount in cash equal to the Current Market Price of the resulting fractional Warrant Share on the Conversion Date or round up to the next nearest whole share.

The term "Current Market Price" for the shares of Common Stock as of a specified date shall mean: (i) if the shares of Common Stock are publicly traded on such date, the average closing price per share over the preceding 10 trading days as reported on the principal stock exchange or quotation system on which the shares of Common Stock are then listed or quoted; (ii) if the shares of Common Stock are not so publicly traded on such date, the value determined in good faith by the Board of Directors of the Company; provided, that if Holder shall dispute such value determined by the Board of Directors the value shall be the appraised value per share of Common Stock as of such date determined by an investment banking firm of recognized standing selected by the Company and reasonably satisfactory to the Holder. In the event the appraised value is greater than 120% of the value of determined by the Board of Directors, the cost of such appraisal shall be borne by the Company and in all other circumstances, the cost of such appraisal shall be borne by the Holder.

The Warrant shall expire on August ___, 2010 (the “Expiration Date”). The Holder may exercise the warrant at any time prior to the Expiration Date.

2. Reservation of Shares. The Company hereby covenants that at all times during the term of this Warrant there shall be reserved for issuance such number of shares of its Common Stock as shall be required to be issued upon exercise of this Warrant.

3.  Fractional Shares. This Warrant may be exercised only for a whole number of shares of Common Stock, and no fractional shares or scrip representing fractional shares shall be issuable upon the exercise of this Warrant.

4.  Transfer of Warrant and Warrant Shares. The Holder may sell, pledge, hypothecate, or otherwise transfer (“Transfer”) this Warrant, in whole or in part, only if such sale, pledge, hypothecation, or transfer is made in compliance with the Act or pursuant to an available exemption from registration under the Act relating to the disposition of securities. Subject to the preceding sentence, the Company agrees to issue to any successor or transferee of Holder a new Warrant or Warrants of like tenor promptly upon receipt of Holder’s notice of any such Transfer and shall issue to Holder a new Warrant representing any portion hereof that is not so Transferred.

5.  Loss of Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, or destruction of this Warrant, and of indemnification satisfactory to it, or upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new warrant of like tenor.

6.  Rights of the Holder. No provision of this Warrant shall be construed as conferring upon the Holder the right to vote, consent, receive dividends or receive notice other than as expressly provided herein. Prior to exercise, no provision hereof, in the absence of affirmative action by the Holder to exercise this Warrant, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the holder for the purchase price of any warrant shares or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

7.  Number of Warrant Shares. This Warrant shall be exercisable for 3,000,000 shares of the Company’s Common Stock, as adjusted from time to time in accordance with this Agreement.

8.  Exercise Price; Adjustment of Warrants.

a.  Exercise Price. The per share purchase price (the “Exercise Price”) for each of the Warrant Shares purchasable under this Warrant shall be equal to $0.12, as adjusted from time to time in accordance with this Agreement.

b. Adjustment for Mergers or Reorganization, etc. In case of any consolidation or merger of the Company with or into another corporation or the conveyance of all or substantially all of the assets of the Company to another corporation, this Warrant shall be exercisable into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Company deliverable upon exercise of this Warrant would have been entitled upon such consolidation, merger or conveyance; and, in any such case, appropriate adjustment (as determined by the Board of Directors of the Company) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holder of this Warrant, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonable may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of this Warrant.

c. Adjustment in the Case of Certain Transactions or Events. The Exercise Price shall be adjusted downward in the event the Company issues Common Stock (or securities exercisable for or convertible into or exchangeable for common stock) at a price below the Exercise Price, to a price equal to such issue price. The preceding adjustment shall be effective immediately at the time of the issuance of any security issued (or of any reduction in effective price of any security). In addition, the Exercise Price and the number of Warrant Shares issuable upon exercise hereof shall be appropriately adjusted in the case of stock splits, stock dividends, recapitalizations and the like.

d.  NO IMPAIRMENT. THE COMPANY WILL NOT, THROUGH ANY REORGANIZATION, TRANSFER OF ASSETS, CONSOLIDATION, MERGER, DISSOLUTION, ISSUE OR SALE OF SECURITIES OR ANY OTHER VOLUNTARY ACTION, AVOID OR SEEK TO AVOID THE OBSERVANCE OR PERFORMANCE OF ANY OF THE TERMS TO BE OBSERVED OR PERFORMED HEREUNDER BY THE COMPANY, BUT WILL AT ALL TIMES IN GOOD FAITH ASSIST IN THE CARRYING OUT OF ALL THE PROVISIONS OF THIS SECTION AND IN THE TAKING OF ALL SUCH ACTION AS MAY BE NECESSARY OR APPROPRIATE IN ORDER TO PROTECT THE EXERCISE RIGHTS OF THE HOLDER OF THIS WARRANT AGAINST IMPAIRMENT.

e. Issue Taxes. The Company shall pay issue taxes that may be payable in respect of any issue or delivery of shares of Common Stock on exercise of this Warrant, in whole; provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such exercise.

f.  Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of common stock, solely for the purpose of effecting the exercise of this Warrant, such number of its shares of common stock as shall from time to time be sufficient to effect the exercise of this Warrant; and if at any time the number of authorized but unissued shares of common stock shall not be sufficient to effect the exercise of this Warrant, the Company will take all appropriate corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of common stock to such number of shares as shall be sufficient for such purpose.

9. Certain Distributions. In case the Company shall, at any time, prior to the Expiration Date, declare any distribution of its assets to holders of its common stock as a partial liquidation, distribution or by way of return of capital, other than as a dividend payable out of earnings or any surplus legally available for dividends, then the Holder shall be entitled, upon the proper exercise of this Warrant in whole prior to the effecting of such declaration, to receive, in addition to the shares of common stock issuable on such exercise, the amount of such assets (or at the option of the Company a sum equal to the value thereof at the time of such distribution to holders of common stock as such value is determined by the Board of Directors of the Company in good faith), which would have been payable to the Holder had it been a holder of record of such shares of common stock on the record date for the determination of those holders of Common Stock entitled to such distribution.

10. Dissolution or Liquidation. In case the Company shall, at any time prior to the Expiration Date, dissolve, liquidate or wind up its affairs, the Holder shall be entitled, upon the proper exercise of this Warrant in whole and prior to any distribution associated with such dissolution, liquidation, or winding up, to receive on such exercise, in lieu of the shares of Common Stock to which the Holder would have been entitled, the same kind and amount of assets as would have been distributed or paid to the Holder upon any such dissolution, liquidation or winding up, with respect to such shares of Common Stock had the Holder been a holder of record of such share of Common Stock on the record date for the determination of those holders of Common Stock entitled to receive any such dissolution, liquidation, or winding up distribution.

11.  Reclassification or Reorganization. In case of any reclassification, capital reorganization or other change of outstanding shares of common stock of the Company (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of an issuance of common stock by way of dividend or other distribution or of a subdivision or combination), the Company shall cause effective provision to be made so that the Holder shall have the right thereafter by exercising this Warrant, to receive the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization or other change, that a holder of the number of shares of common stock which might have been purchased upon exercise of this warrant immediately prior to such reclassification or change would have received. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this warrant. The foregoing provisions of this Section 11 shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of common stock. in the event that in any such capital reorganization, reclassification, or other change, additional shares of common stock shall be issued in exchange, conversion, substitution or payment, in whole, for or of a security of the company other than common stock, any amount of the consideration received upon the issue thereof being determined by the board of directors of the company shall be final and binding on the holder.

12.  Miscellaneous.

a.  Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of, and be binding upon, the respective successors and assigns of the parties, except to the extent otherwise provided herein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

b.  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to the principles of conflict of laws thereof.

c. Counterparts; Delivery by Facsimile. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of this Agreement may be effected by facsimile.

d.  Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

e. Notices. Unless otherwise provided, any notice required or permitted hereunder shall be given by personal service upon the party to be notified by certified mail, return receipt requested and: (i) if to the Company, addressed to Itec Environmental Group, Inc., 5300 Claus Road, Riverbank, California 95367, or at such other address as the Company may designate by notice to the Holder in accordance with the provisions of this Section; and (ii) if to the Holder, at the address indicated on the signature page hereof, or at such other addresses as the Holder may designate by notice to the Company in accordance with the provisions of this Section.

f.  Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either prospectively or retroactively), only with the written consent of the Company and the Holder.

IN WITNESS WHEREOF, the undersigned hereby sets is hand and seal this ___ day of August, 2006.

Itec Environmental Group, Inc.

By:
Name: Gary De Laurentiis Title: President and Chief Executive Officer

Holder Name: _____________________________

Holder Address:  ___________________________

_________________________________________

_________________________________________

EXHIBIT A

NOTICE OF EXERCISE

(To be signed only upon exercise of the Warrant)

TO: Itec Environmental Group, Inc.

The undersigned, hereby irrevocably elects to exercise the purchase rights represented by the Warrant granted to the undersigned on ______________ and to purchase thereunder __________* shares of Common Stock of Itec Environmental Group, Inc. (the “Company”).

Dated: ________________

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

(Please Print Name)

(Address)

* Insert here the number of shares being exercised, without making any adjustment for additional Common Stock of the Company, other securities or property which, pursuant to the adjustment provisions of the Warrant, may be deliverable upon exercise.

EXHIBIT B

(FORM OF CONVERSION NOTICE TO BE EXECUTED
UPON EXERCISE OF WARRANT)

CONVERSION NOTICE

The undersigned, the registered holder of Warrant No. _______ (the "Warrant"), issued Itec Environmental Group, Inc. (the "Company"), hereby (1) irrevocably elects to convert the Warrant into such number of shares of Common Stock of the Company as is determined pursuant to Section 1 of the Warrant, which conversion shall be effected pursuant to the terms and conditions of the Warrant, and (2) directs that the certificates for such shares of Common Stock issuable upon exercise of the Warrant be issued in the name of and delivered to: _________________________________________________________________

whose address is _____________________________________________________________.

The undersigned represents that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

(Name)

(Address)

SIGNATURE:

Dated: ________________.

_________________________________________________________________________________
NOTICE: The signature on this Conversion Notice must correspond with the name as written upon the face of the Warrant, or upon an assignment form attached hereto.